Exhibit 99.2

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with the risk factors contained in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities Exchange Commission (the “SEC”) on March 18, 2021 (the “10-K”), the risk factors contained in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021 (the “10-Q”), and all of the other information contained in the 10-K, 10-Q and the Company’s other filings with the SEC. The risk factors below relate to the arrangement pursuant to which the Company acquired all of the outstanding stock and the business of Metamaterials Inc. (“Meta” and such arrangement, the “Arrangement”) and to Meta’s business and the industry in which Meta operates and our business and the industry in which we operate. References to “Meta” refer to the historical business of Meta that has now been acquired by the Company. The risks and uncertainties described below and elsewhere in the 10-K and the 10-Q are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

Risks Related to the Series A Preferred Stock

The Company stockholders may not receive any dividends in respect of the Series A Preferred Stock.

In connection with the Arrangement, the Company declared a dividend of shares of the Company’s Series A Non-Voting Preferred Stock (the “Series A Preferred Stock”) to holders of record of shares of the Company’s common stock, par value $0/001 per share (the “Company Common Stock”) as of June 24, 2021 (the “Series A Preferred Record Date”) that was paid immediately prior to the effective time of the Arrangement. While Company has intended to treat the dividend as a nontaxable stock distribution as defined in the Code, if the IRS is to determine that the distribution did not qualify as such, it is expected that the dividend would be taxable to the holders of shares of Company Common Stock that receive Series A Preferred Stock. The Certificate of Designation of Preference, Rights and Limitations of the Series A Non-Voting Preferred Stock of the Company, file with the Nevada Secretary of State on June 25, 2021 (the Series A Certificate of Designation”), entitles holders of Series A Preferred Stock to receive a dividend based on the net proceeds of any sale or series of sales of any assets that are used or held for use in the Company’s oil and gas exploration business (the “O&G Assets”)(an “Asset Sale Transaction”), subject to certain holdbacks. Any such asset sale transaction will be negotiated by the representative of the holders of Series A Preferred Stock. However, the Company may not be able to consummate any such transaction prior to such date on terms that will permit the Company to pay such dividends, or at all. Such asset sale must occur prior to the earlier of (i) December 31, 2021 or (ii) the date which is six months from the closing of the Arrangement, or such later date as may be agreed between the Company and the individual appointed to serve as the representative of the holders of Series A Preferred Stock (the “Sale Expiration Date”). Following the Sale Expiration Date, subject to certain conditions, the Company will effect a spin-off of any remaining O&G Assets with the holders of Series A Preferred Stock to receive their pro rata equity interest in the spin-off entity (the “Spin-Off Dividend”).

Holders of Series A Preferred Stock will be entitled to receive a dividend from any Asset Sale Transaction that is consummated prior to the Asset Sale Expiration Date. Prior to declaring or paying any such dividend, the Company will deduct from the gross proceeds from each Asset Sale Transaction various costs and expenses described in the Series A Certificate of Designation, which include, among others, (a) costs and expenses the Company incurs in connection with the applicable Asset Sale Transaction, (b) costs the Company incurs following the consummation of the Arrangement with respect to the O&G Assets, (c) taxes the Company incurs in connection with the applicable Asset Sale Transaction, the payment of dividends to the holders of Series A Preferred Stock, and the O&G Assets and (d) liabilities the Company incurs in connection with the applicable Asset Sale Transaction and the O&G Assets. In addition, the Company will also withhold the 10% of the net proceeds from each Asset Sale Transaction to cover potential post-closing liabilities and obligations that the Company may incur in respect of such Asset Sale Transaction. If, after the deduction and withholding of these amounts, there are no net proceeds from an Asset Sale Transaction available for distribution to the holders of Series A Preferred Stock, then the Company will not declare or pay a dividend with respect to that Asset Sale Transaction unless and until any remaining funds from the holdback amount are due to be distributed to the holders of Series A Preferred Stock through a dividend of the holdback amount, or the Company receives additional net proceeds from such Asset Sale

Transaction (for example, as a result of post-closing payments or the release of escrowed funds). Further, the Company will not be required to pay any net proceeds or holdback dividends until the aggregate amount of accrued asset sale dividend is at least $2,000,000, or there are no remaining O&G Assets or cash remaining from the working capital financing prior to the closing of the Arrangement (the “Remaining Assets”.

In the event that any O&G Assets have not been sold in an Asset Sale Transaction that is consummated prior to the Asset Sale Expiration Date, the Company will, to the extent permitted by applicable law, declare a spin-off dividend to distribute beneficial ownership of the Remaining Assets to the holders of Series A Preferred Stock. Effecting a Spin-Off Dividend may result in tax liability for the Combined Company and the holders of Series A Preferred Stock, and the amount of any Spin-Off Dividend will generally be reduced by any taxes the Company incurs in connection with the Spin-Off Dividend. However, if the Company cannot effect the Spin-Off Dividend in a manner that is exempt from registration under all applicable securities laws, the Company will not declare the Spin-Off Dividend and instead will use good faith, commercially reasonable efforts to preserve the value of the Remaining Assets or to distribute or provide the value of the Remaining Assets to the holders of Series A Preferred Stock, so long as the Company is not required to divert the attention of management or incur material expenses in excess of the $500,000 allocated by the Company to pay for costs, fees and expenses incurred by the Company in connection with the Spin-Off Dividend. The Company cannot assure you that the it will ultimately be able to deliver the value of any Remaining Assets to the holders of Series A Preferred Stock. Ultimately, the Company may not be able to consummate an Asset Sale Transaction or declare the Spin-Off Dividend, and holders of Series A Preferred Stock may not receive any Asset Sale Dividends, Spin-Off Dividends or other value from the O&G Assets.

The Series A Preferred Stock will not be listed or traded on any exchange and will not be registered, and will not be freely transferable unless such shares are thereafter registered or are saleable pursuant to an applicable exemption from registration.

The Series A Preferred Stock to be issued by the Company to holders of record of Company Common Stock as of the Series A Preferred Record Date will not be listed or traded on any exchange. No market is expected to develop for the Series A Preferred Stock in the foreseeable future and holders of the Series A Preferred Stock may not be able to find a buyer and sell their shares if they desired to do so.

Additionally, the Series A Preferred Stock that was issued by the Company to holders of record of shares of Company Common Stock as of the Series A Preferred Record Date will not be registered under the Securities Act. Holders of Series A Preferred Stock may not be able to sell, liquidate or transfer such Series A Preferred Stock, unless such shares are registered for sale with the SEC, which we do not expect will happen, or if an exemption from registration applies.

While the Company stockholders will not receive a dividend in respect of their shares of Company Common Stock and will not be entitled to any value of the O&G Assets, the Company may remain liable for any liabilities associated with the O&G Assets.

Unlike the holders of shares of Series A Preferred Stock, the holders of shares of Company Common Stock are not entitled to receive a dividend as a result of an Asset Sale Transaction or a Spin-Off Dividend and are not entitled to realize any value from the O&G Assets. The Company will, however, remain liable for certain liabilities associated with the O&G Assets that may negatively affect the value of the Company Common Stock.

Risks Related to the Company

The Company will have limited cash flow and may not able to meet its financial obligations.

As at March 31, 2021, Meta owed the aggregate amount of $1,656,710, out of which $860,473 is payable to its suppliers and service providers in relation to the material received, patent fees, software purchases, equipment purchase, legal and professional fees and Meta’s general overhead for the past few months and $153,932 of interest expected to be paid to the holders of convertible notes of Meta. The suppliers and service providers have been extending time and flexibility to Meta to deal with overdue payments.

The Company currently does not currently have an operating cash deficiency in the next 12 months. Should future funds not be made available to the Company or made available on terms that are not commercially reasonable, the Company would be unable to meet its financial obligations and may have cash flow issues that could materially and adversely affect the Company’s business, operations, financial condition and results of operations.

These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern.

The Company’s inability to raise additional financing would limit its growth and may have a material adverse effect upon future profitability.

The Company will require additional funding, likely through equity or debt financing, in order to execute on its business plan. The Company plans to invest in marketing of metaAIR, build prototypes to present its proprietary capability for HOEs and HUDs, build a small scale wafer to wafer Nanoweb production line and a Pilot scale roll-to-roll Nanoweb production line to address initial and identified market demand. The Company expects that the market demand for its products will grow significantly. However, producing at larger scale and volumes would require additional growth capital and there can be no assurance that additional financing would be available to the Company when needed or on terms that are commercially viable. The Company’s inability to raise financing in the future would limit its growth and may have a material adverse effect upon future profitability.

If additional funds are raised through further issuances of equity or convertible debt securities, holders of shares of Company Common Stock could suffer significant dilution. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Combined Company to obtain additional capital and to pursue business opportunities, including potential acquisitions.

The Company’s need for additional financing may dilute existing stockholders.

With the unforeseen delay in sales, in order to execute on its business plan the Company will likely require additional funding by way of equity, debt or government grants/loans. If additional funds are raised through further issuances of equity or convertible debt securities, Company stockholders could suffer significant dilution. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities, including potential acquisitions.

A substantial portion of the pro forma total assets of the Company are represented by goodwill, which may be subject to future impairment, and which the Company may be required to write down, up to and including its total value.

In accordance with Accounting Standards Codification Topic 805 (“ASC 805”), the Arrangement will be accounted for as a reverse acquisition in which Meta will be treated as the accounting acquirer and the Company will be treated as the accounting acquiree. The relevant portion of ASC 805 provides that in a reverse acquisition, goodwill should be recorded for and attributed to any difference between the total consideration deemed to be transferred by the accounting acquirer and the total net assets of the accounting acquiree. On this basis, the parties have calculated the pro forma goodwill of the Company to be approximately $60.8 million, or approximately 36% of the pro forma total assets of the Company.

After the Closing of the Arrangement, the Company will conduct reviews to determine whether its goodwill is impaired and should be written down. These reviews may take place in connection with Asset Sale Transactions, as one significant potential source of goodwill recovery is from the O&G Assets. If the Company determines goodwill is impaired, the Company will be required to take a potentially significant impairment charge and write down the value of such goodwill to its fair value. It is not possible to estimate the amount or magnitude of any such impairment charge or its effect on the financial position of the Company at this time. However, any such impairment charge would have a negative effect on the stockholders’ equity of the Company and its financial results, and may cause a decline in the trading price of the Company’ Common Stock.

Meta’s limited operating history makes it difficult to ascertain the health of its business and access its future prospects.

Meta has a limited operating history, which can make it difficult for investors to evaluate the Company’s operations and prospects and may increase the risks associated with investment into the Company.

Meta has not generated significant profits or revenues in the periods covered by its financial statements included herein, and, as a result, has only a very limited operating history upon which its business and future prospects may be evaluated. The Company is expected to be subject to many of the risks common to early-stage enterprises for the foreseeable future, including challenges related to laws, regulations, licensing, integrating and retaining qualified employees; making effective use of limited resources; achieving market acceptance of existing and future products; competing against companies with greater financial and technical resources; acquiring and retaining customers; and developing new solutions.

These factors indicate the existence of a material uncertainty that may cast significant doubt about the Company’s ability to continue as a going concern.

There is uncertainty surrounding whether the aviation industry may accept holography laser protection related products such as metaAIR.

Meta launched its first product, a laser protection eyewear, named metaAIR, in March 2019, with a primary focus on the aviation market. The product offers unique performance and benefits over the competition and is the only industry-approved solution to date. Meta has co-developed this product with Airbus through a strategic partnership. Airbus further extended its support by introducing Meta to Satair, an Airbus owned company, which became the global distribution partner for metaAIR to the aviation market. Since 2016, Airbus and Satair invested a total of $2,000,000 for the product development and exclusive distribution rights. Since the launch of metaAIR in March 2019, Meta has sold fifty units to its distributor Satair. Meta is currently in the process of increasing its marketing and sales capacity.

Despite Meta’s close collaboration with Airbus there can be no assurance that the aviation market will accept the metaAIR product at the expected market penetration rates and a slower than forecasted market acceptance may have a material adverse effect on the Holography laser protection related products and the Company’s financial position. The Company is pursuing ancillary markets outside of the aviation industry for its metaAIR laser protection eyewear such as in law enforcement and defense.

There is uncertainty surrounding whether the telecommunications and automotive markets will accept lithography related product such as NanoWeb.

The lithography-related products have not yet reached the required technical maturity and are expected to be launched in two to three years’ time after a successful product development completion. Despite Meta’s close collaboration with two automotive partners and a major chemical company focused on telecommunications infrastructure, there can be no assurance that these markets will accept the NanoWeb product at the expected market penetration rates and a slower than forecasted market acceptance may have a material adverse effect on the lithography related products and the Company’s financial position.

Uncertainty and change in laws, regulations and guidelines may adversely impact the Company.

The current and proposed operations of the Combined Company, are subject to a variety of laws, regulations and guidelines relating to production, the conduct of operations, transportation, storage, health and safety, medical device regulation and the protection of the environment. These laws and regulations are broad in scope and subject to evolving interpretations, which could require the Company to incur substantial costs associated with compliance or alter certain aspects of its business plan. In addition, violations of these laws, or allegations of such violations, could disrupt certain aspects of the Combined Company’s business plan and result in a material adverse effect on certain aspects of its planned operations.

Meta launched a new product metaAIR in March 2019 to provide laser glare protection to pilots in the airline industry. Currently, metaAIR is not subject to any Federal Aviation Administration regulations. However, metaAIR may become subject to evolving regulation by governmental authorities as metaAIR market evolves further.

Uncertainty surrounding setting up a new facility and permits for lithography products may have an adverse impact on the Company.

The Company plans to scale its lithography production in Canada and plans to move into a larger facility suitable to host the holography and lithography production scale up as the current facility does not have enough space and capability to have production line for lithography. Lithography is a wet chemistry process which requires specific approvals from the local government to allow use of certain chemicals and its disposal.

The Company’s plans to scale its lithography production in Canada is dependent on obtaining adequate additional funding. Any delay in setting up the facility and receiving permits may have a material adverse effect on launch and/or development of related products, and also may have a material adverse effect on the lithography and holography related products and the Company’s financial position.

The Company purchases all of its holographic raw materials from a single source, which makes it vulnerable to supply shortages and price fluctuations that could have a material adverse effect on its business, financial condition and results of operations.

The Company purchases its holographic raw materials from a tier 1 German manufacturer which is a single source supplier. Disruption in supply from this supplier may cause a material adverse effect on the holography related products.

The Company may be unable to maintain, obtain or adequately protect its intellectual property rights, which may cause the Company not to be able to compete effectively in its market or it could be required to incur significant expenses to enforce or defend its rights or attempt to do the same.

The success of the Company will depend, in part, on its ability to maintain and enhance intellectual property and trade secret protection over various existing and potential proprietary techniques and products. The Company may be vulnerable to competitors who develop competing technology, whether independently or as a result of acquiring access to the proprietary products and trade secrets. In addition, effective future patent, copyright, trademark, and trade secret protection may be unavailable or limited in certain foreign countries and may be unenforceable under the laws of certain jurisdictions.

The Company’s market development efforts may be unsuccessful, any failure of which may materially affect the Company’s business.

Although the Company, itself and through its investments, is committed to researching and developing new markets and products and improving existing products, there can be no assurances that such research and market development activities will prove profitable or that the resulting markets and/or products, if any, will be commercially viable or successfully produced and marketed.

A failure in the demand for products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the companies in which the Company has or will invest in.

The Company faces potential risks associated with foreign operations.

Since the Company operates a subsidiary, MediWise in the United Kingdom and another subsidiary, MTI USA in California, there are potential foreign exchange risks to the Company because the British pound and Canadian dollar as well as the U.S. dollar are difficult to predict, trend and trade.

The Company will incur significant costs, and the Company’s management will expend a significant amount of energy and resources, to maintain the Company’s public securities listings, which may detract from the Company from furthering its other business objectives.

As a public company, there are costs associated with legal, accounting and other expenses related to regulatory compliance. Securities legislation and the rules and policies of the SEC require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The Company may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

The Company may face product liability claims related to its wireless sensing products.

The Company’s wireless sensing technology to enhance MRI imaging and non-invasive glucose monitoring is under development. The Company has performed many experiments on animals and humans and will continues to perform additional experiments as needed to continue the development of the related products.

Any product liability claims or regulatory action against the Company related to wireless sensing products could have a material adverse effect on this business segment of the Company.

The Company’s success relies heavily on its management, the loss of any of whom may have a material adverse effect on the Company’s business.

The success of the Company is dependent upon the ability, expertise, judgment, discretion and good faith of the senior management of the Company. Any loss of the services of such individuals could have a material adverse effect on the Company’s business, operating results or financial condition.

The Company may be exposed to significant currency exchange fluctuations, which may affect the Company’s financial condition.

The Company’s revenues and expenses are expected to be denominated in Canadian dollars, U.S. dollars, and British Pounds, and therefore may be exposed to significant currency exchange fluctuations. Recent events in the global financial markets have been coupled with increased volatility in the currency markets.

Fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar may have a material adverse effect on the Company’s business, financial condition and operating results. The Company may, in the future, establish a program to hedge a portion of its foreign currency exposure with the objective of minimizing the impact of adverse foreign currency exchange movements. However, even if the Company develops a hedging program, there can be no assurance that it will effectively mitigate currency risks.

There may not be an active market for Company Common Stock, which may adversely affect the price of the Company Shares.

An active and liquid market for Company Common Stock may not be developed or maintained following the completion of the Arrangement will develop or be maintained and an investor may find it difficult to resell any securities of the Company. Further, there can be no assurance that the Company Shares will be sufficiently liquid so as to permit investors to sell their position in the Company without adversely affecting the stock price. In such event, the probability of resale of the Company Shares would be diminished.

The Company shares may be subject to substantial price volatility which may have a negative effect on the value of such shares.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continuing fluctuations in price will not occur. It may be anticipated that any quoted market for Company Common Stock will be subject to market trends generally, notwithstanding any potential success of the Company in creating revenues, cash flows or earnings. The value of Company Common Stock will be affected by such volatility.

It is not anticipated that the Company will pay any dividends on the Company Common Stock.

Meta has not paid dividends in the past, other than the dividend of Series A Preferred Stock, and it is not anticipated that the Company will pay any dividends in the foreseeable future on the Company Common Stock. Dividends paid by the Company on the Company Common Stock would be subject to tax and, potentially, withholdings.

The Company will be required to maintain insurance coverage to cover certain risks associated with the Company’s business, the total coverage of which may not be sufficient to cover all claims and losses that the Company becomes subject to.

The Company will require insurance coverage for a number of risks. Although the management of the Company believes that the events and amounts of liability covered by its insurance policies will be reasonable, taking into account the risks relevant to its business, and the fact that agreements with users contain limitations of liability, there can be no assurance that such coverage will be available or sufficient to cover claims to which the Company may become subject. If insurance coverage is unavailable or insufficient to cover any such claims, the Company’s financial resources, results of operations and prospects could be adversely affected.

The Company might be involved in litigation claims and legal proceedings.

The Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Company becomes involved be determined against the Company, such a decision could adversely affect the Company’s ability to continue operating and the market price for its shares and could use significant resources. Even if the Company is involved in litigation and wins, litigation can redirect significant resources.

Certain directors and officers of the Company may have conflicts of interest that are unfavorable to the Company.

Certain of the Company’s directors and officers are, and may continue to be, involved in other business ventures through their direct and indirect participation in corporations, partnerships, joint ventures, etc. that may become potential competitors of the technologies, products and services the Company intends to provide. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers conflict with or diverge from the Company’s interests. In accordance with applicable corporate law, directors who have a material interest in or who are a party to a material contract or a proposed material contract with the Company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the directors and officers are required to act honestly and in good faith with a view to the Company’s best interests. However, in conflict of interest situations, the Company’s directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to the Company. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to the Company.